UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103

Tustin, California 92780

(Address of principal executive offices) (zip code)

(714) 210-3850

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2018, Ms. Cecelia Newman, Vice President of Freeze Tag, officially retired. Ms. Newman reached the age of 65, and therefore qualified for full retirement benefits, in which she was fully vested. Our management team accepted Ms. Newman’s election to retire. We are not aware of any disagreements Ms. Newman had with us required to be disclosed under this Item. We provided Ms. Newman with a copy of this disclosure in Item 5.02, and provided Ms. Newman with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether she agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which she does not agree. Ms. Newman did not supply us with any letter and informed our Board of Directors that she does not have any disagreements with the company or the disclosure herein as it relates to her retirement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc., a Delaware corporation

Date: September 11, 2018	By:	/s/ Craig Holland
Craig Holland
Chief Executive Officer
(Principal Executive Officer)

3